TERMINATION AGREEMENT

(U.S. Prospect Acquisition Agreement)

THIS AGREEMENT dated as of May 11, 2010.

AMONG:

ETERNAL ENERGY CORP., a body corporate having offices in the City of Littleton, in the State of Colorado (“Eternal”)

- and -

FAIRWAY EXPLORATION LLC., a body corporate having offices in the City of Littleton, in the State of Colorado (“Fairway”)

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PROSPECTOR OIL, INC., a body corporate having offices in the City of Billings, in the State of Montana (“Prospector”)

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PEBBLE PETROLEUM INC., a body corporate having an office in the City of Vancouver, in the Province of British Columbia (“Pebble”)

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ROVER RESOURCES INC., a body corporate having offices in the City of Vancouver, in the Province of British Columbia (“Rover”)

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STEVEN SWANSON, an individual residing in the City of Littleton, in the State of Colorado (“Swanson”)

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RICHARD L. FINDLEY, an individual residing in the City of Billings, in the State of Montana (“Findley”)

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THOMAS G. LANTZ, an individual residing in the City of Littleton, in the State of Colorado (“Lantz”)

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RYLAND OIL CORPORATION, a body corporate having offices in the City of Vancouver, in the Province of British Columbia (“Ryland”)

WHEREAS Eternal, Fairway, Prospector, Pebble (as the successor by name change to 0770890 B.C. Ltd.)  and Rover are parties to the U.S. Prospect Acquisition Agreement;

AND WHEREAS Findley is the President and principal shareholder of Prospector and Swanson is the President and principal shareholder of Fairway;

AND WHEREAS Fairway and Prospector have been providing geological consulting services to Rover and Pebble from time to time under the U.S.  Prospect Acquisition Agreement and in the course thereof have produced the Work Product;

AND WHEREAS the parties terminated the U.S. AMI by mutual agreement effective as of November 1, 2009;

AND WHEREAS Eternal, Fairway, Prospector, Pebble and Rover executed a Termination Agreement effective as of April 29, 2010 which terminated the U.S. Prospect Acquisition Agreement as between Eternal and Pebble/Rover;

AND WHEREAS the parties have subsequently determined that the U.S. Prospect Acquisition Agreement should be terminated in its entirety;

AND WHEREAS Ryland is the parent corporation of Pebble, and Pebble is the parent corporation of Rover;

NOW THEREFORE in consideration of the premises hereto, the covenants and agreements hereinafter set forth and contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties agree as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions

Each capitalized word or phrase used in this Agreement, including the recitals and this Section, shall have the meaning ascribed thereto below:

(a)	“Agreement” means this agreement and any schedule attached hereto;

(b)	“Effective Date” means May 1, 2010;

(c)	“Maps” means collectively the three maps attached to this Agreement and marked as Schedule “A”;

(d)	“Prospect” has the meaning ascribed to such term in the U.S. Prospect Acquisition Agreement;

(e)	“U.S. AMI” means the area of mutual interest created pursuant to the U.S. Prospect Acquisition Agreement;

(f)	“U.S. Prospect Acquisition Agreement” means that certain Letter Acquisition Agreement dated October 26, 2006 among Eternal, Fairway, Prospector, Rover and 0770890 B.C. Ltd. (now known as Pebble); and

(g)
“Work Product” means any and all geological data, methodologies, intellectual property and other work produced by Swanson and/or Fairway and Findley and/or Prospector in respect of the Prospect, including without limitation the Maps.

ARTICLE 2
TERMINATION

2.1	Termination

(a)
The parties acknowledge and agree that the U.S. AMI was terminated by mutual agreement and consent of the parties as of November 1, 2009, with the intent and effect that Fairway, Prospector and Eternal had from and after that date, and shall continue to have, the right to acquire and develop mineral rights in and to the Prospect and further, Ryland and Rover acknowledge that they expressly gave consent to Fairway and Prospector to engage in acquisition activities in respect of the Prospect from and after November 1, 2009.

(b)
The parties further agree that the U.S.  Prospect Acquisition Agreement is hereby terminated in entirety as of the Effective Date as to any go-forward rights and obligations thereunder. For greater certainty, the parties acknowledge and agree that:  (i) Fairway and Prospector shall not be entitled to any royalty interest or acreage fees in respect of any Prospect acreage acquired from and after the Effective Date, and (ii) any consulting arrangements between Pebble/Rover and Fairway and Prospector are hereby terminated as of the Effective Date.

2.2	Accrued Rights and Obligations

The termination of the U.S. Prospect Acquisition Agreement as provided above will not affect any rights and obligations which were fully accrued as of the Effective Date except as otherwise provided in Section 2.1(a) and Section 2.3 hereof.  Accordingly, Rover acknowledges that it has received invoices from Fairway for consulting services rendered from January 2010 to the Effective Date and agrees to pay such invoices within ten (10) days following execution of this Agreement by the parties.

2.3	Work Product
Fairway and Prospector shall own and shall be entitled to retain and utilize copies of the Work Product, including the Maps, as they see fit. Pebble and Rover shall also own and shall be entitled to retain and utilize copies of the Work Product, including the Maps, as they see fit and further, Ryland and Rover acknowledge that they expressly gave consent to Fairway and Prospector to use the Work Product from and after November 1, 2009.

ARTICLE 3
RELEASES AND INDEMNITIES

3.1 Release of Other Parties by Ryland, Pebble and Rover

Ryland,  Pebble and Rover (the “Ryland Parties”) do hereby jointly and severally remise, release and forever discharge each of Fairway, Prospector, Eternal, Swanson, Findley and Lantz (the “Fairway Parties”) and all of their respective directors, officers, employees, predecessors, successors, assigns, executors, administrators and insurers (“Representatives”) of and from any and all actions, causes of action, claims, demands, damages, costs or expenses, whatsoever existing up to the present time, known or unknown, which the Ryland Parties or any of their Representatives ever had, now have or can, shall or may hereafter have, in respect of any matter arising from or related to the U.S. Prospect Acquisition Agreement and use of the Work Product, up to and including the Effective Date.

3.2 Indemnification of Other Parties by Ryland Parties

The Ryland Parties agree to jointly and severally indemnify and save harmless each of the Fairway Parties and their Representatives from and against any and all claims, actions, suits, proceedings, and hearings of any nature and kind in any court of law or equity or before any arbitrator or other body, board or tribunal, losses, damages, personal and bodily injuries, property damage, claims, counterclaims, complaints, disputes, demands, causes of action, liabilities, obligations, legal fees on a solicitor and his own client basis, costs, expenses, and disbursements (including disbursements as between solicitor and own client) of any nature or kind, whatsoever and howsoever arising, whether known or unknown, whether in law or in equity or pursuant to statute, and whether in any court of law or equity or before any arbitrator or other body, board or tribunal which arise out of or result from any matter arising from or related to the U.S. Prospect Acquisition Agreement and use of the Work Product, up to and including the Effective Date.

3.3 Release of Ryland Parties by Other Parties

The Fairway Parties do hereby jointly and severally remise, release and forever discharge each of the Ryland Parties and their Representatives of and from any and all actions, causes of action, claims, demands, damages, costs or expenses, whatsoever existing up to the present time, known or unknown, which  any of the Fairway Parties or any of their Representatives ever had, now have or can, shall or may hereafter have, in respect of any matter arising from or related to the U.S.  Prospect Acquisition Agreement and use of the Work Product, up to and including the Effective Date.

ARTICLE 4
MISCELLANEOUS

4.1 Headings

The headings of clauses herein are inserted for convenience of reference only and shall not affect the construction of the provisions hereof.

4.2 Supercedes Previous Agreements

This Agreement supercedes any other agreements, documents, writings and verbal understandings between the parties relating to the subject matter of this Agreement, and expresses all of the terms and conditions agreed upon by the parties with respect thereto.  In the event of a conflict between this Agreement and any other agreement or document relating to the subject matter hereof, including without limitation, the provisions of the Royalty Purchase Agreement, the provisions of this Agreement shall prevail.

4.3 Governing Laws/Courts

(a)
Governing Laws:  This Agreement and the U.S.  Prospect Acquisition Agreement shall, in all respects, be subject to, interpreted, construed and enforced in accordance with and under the laws of the Province of British Columbia and the laws of Canada applicable therein and shall, in every regard, be treated as contracts made in the Province of British Columbia.  To the extent that the location of the Prospect in the State of North Dakota requires the application of the laws in force in the State of North Dakota, such laws shall be adduced as evidence in the British Columbia courts having jurisdiction in respect of a dispute arising hereunder.

(b)
Courts:  The parties irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia and courts of appeal therefrom in respect of all matters arising out of this Agreement.

4.4 Severability

If any covenant or condition contained in this Agreement is determined to be, in whole or in part, invalid or unenforceable by reason of any rule of law or public policy, such invalidity or unenforceability will not affect the validity or enforceability of any other covenant or provision, such partial invalidity or unenforceability shall not affect the validity or enforceability of the remainder of such covenant or provision and such invalid or unenforceable covenant or provision or portion thereof, as the case may be, shall be severable from the remainder of this Agreement.

4.5 Further Assurances

Each party, without further consideration, shall in a timely fashion do or perform or cause to be done or performed all such further and other acts and things, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered all such further and other instruments, deeds and other writings and generally shall take or cause to be taken all such further and other actions as may be reasonably necessary or desirable to carry out its obligations hereunder or to ensure and give full force and effect to the provisions and intent, purpose and meaning of this Agreement.

4.6 Enurement

This Agreement shall be binding upon and shall enure to the benefit of the parties and (as applicable) their respective heirs, executors, administrators, personal representatives, successors, receivers, receiver-managers, trustees and permitted assigns.

4.7 Counterparts and Delivery

This Agreement may be executed in counterparts and delivered by electronic or other means, which shall constitute effective execution and delivery.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

ETERNAL ENERGY CORP.		FAIRWAY EXPLORATION LLC

Per:	/s/ Bradley M. Colby	Per:	/s/ Steve Swanson
	Bradley M. Colby		Steve Swanson
	Chief Executive Officer		Manager

PROSPECTOR OIL, INC.		PEBBLE PETROLEUM INC.

Per:	/s/ Richard L. Findley	Per:	/s/ Gerald J. Shields
	Richard L. Findley		Gerald J. Shields
	President		President

/s/ Richard L. Findley		/s/ Sue Larson
RICHARD L. FINDLEY		Witness

/s/ Steven Swanson		/s/ Glenna Swanson
STEVEN SWANSON		Witness

/s/ Thomas G. Lantz		/s/ Glenna Swanson
THOMAS G. LANTZ		Witness

RYLAND OIL CORPORATION

Per:	/s/ Gerald J. Shields
Gerald J. Shields
President

ROVER RESOURCES, INC.

Per:	/s/ Gerald J. Shields
Gerald J. Shields
President

SCHEDULE “A” ATTACHED TO A TERMINATION AGREEMENT AMONG ETERNAL ENERGY CORP., FAIRWAY EXPLORATION LLC, PROSPECTOR OIL, INC., STEVEN SWANSON, RICHARD L. FINDLEY, THOMAS G. LANTZ, PEBBLE PETROLEUM INC., ROVER RESOURCES INC AND RYLAND OIL CORPORATION RESPECTING THE U.S. PROSPECT ACQUISITION AGREEMENT

MAPS

(See attached)